Exhibit 99.1

TD Ameritrade Holding Corp.		Scotia Capital Financials
	AMTD	Summit	Sep. 7, 2011
Company▲	Ticker▲	Event Type▲	Date▲
MANAGEMENT DISCUSSION SECTION
Kevin Choquette, Analyst, Scotia Capital
[Starts Abruptly] Fred has been involved with TD Ameritrade for the past five years, since he helped negotiate and shaped the merger of TD Waterhouse and Ameritrade in 2005. He was appointed COO of TD Ameritrade in 2007 and President and CEO in 2008. Fred previously served as Vice Chairman, Corporate Operations for TD Bank from 2002 to 2007. He held various senior executive positions at Canada Trust and TD Canada Trust from 1998 to 2002. Hel also spent 16 years at London Life and was President and CEO of London Life from 1996 to 1998. Fred?
Fredric J. Tomczyk, President and Chief Executive Officer
Thanks Kevin and good afternoon everyone. I think I’ve listened to number of the presentations today of the big banks talk about their different businesses and their strategy and risk in capital. I think we understand that if you look at TD Ameritrade that has basically, we are an online broker monoline. So we’re very different. I won’t talk about multiple businesses as much as talk about our business. We are much more of an operating sort of style entity. And as that comes with all financial monolines, there are advantages and disadvantages to that model.
The advantages are [indiscernible] incredible focus and you become very good at what you do. And I think we are an example of that. We lead the United States in trading, no one processes more daily average revenue trades than TD Ameritrade. We also are well known for our trading platform and we’ve been executing our transition to also going to the asset gathering side very well for the last three years and we’ve been gathering asset for the double-digit rate for the last three years consistently.
Consistent advantage, it doesn’t mean that your business is fairly concentrated and you don’t have a lot of diversity in your revenue streams and our revenue is primarily going to be related to 50% to trading, to commissions of 50% to asset base revenues, of the asset base revenues 45 of that 50 would have a degree — a certain degree of interest rate sensitivity to it. So we are certainly have been impacted by the interest rates.
Having said that, we do have a unique model and a unique relationship with TD that other players in our space such as Charles Schwab or Fidelity or E-Trade, Cad Claim and it also allows us — one other thing it allows us to won a unique business model because of the arrangement we have with TD as our partner to sweep our client cash over to them. That allows us to run a model basically that’s very low capital intensity, high returns on equity and where free cash flow essentially equals earnings, so we are generally flush with cash and cash flow.
I’ll let you read the Safe Harbor; I’ll also let you read our vision, which is to be the better investment firm for today’s investor. Whenever I talk publicly, I talk about the six things you ought to think about when you think about TD Ameritrade and why you should invest in it and the first one is that we do have that unique and differentiated business model. It is a true multi-channel model that’s run conflict-free. We don’t have a bias to a branch system or to a sales person. We basically run everything to be conflict-free and just do what’s right for the client.
We also have a product strategy that’s very much open architecture and again conflict-free and we line up everything we do and the things that we focus on with the secular growth trends we see in the market and that’s I run companies that fight those trends, it’s much easier to run a company that lines up with those trends. So our strategy while it could be difficult to execute is actually very simply very straightforward.
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TD Ameritrade Holding Corp.		Scotia Capital Financials
	AMTD	Summit	Sep. 7, 2011
Company▲	Ticker▲	Event Type▲	Date▲
Number two, we have market leadership in trading as I said we’re the number one firm for anybody that wants to really trade in the United States of America. We now with the acquisition of Thinkorswim, we’ve — our trading volumes about one-third of them come from derivates that we’ve been perhaps the most aggressive in terms of options and more recently futures and to a much lesser extent foreign exchange rates we see as a very much a niche product. We continue to expand that with our three tiered trading platform strategy which I’ll talk more about in a second.
Third, we have started on a journey three or four years ago to be a premier asset gatherer. We’ve done very well at that and if we went back three or four years we’ve gathered about $12 million a year and that new assets this year we will be close to $40 billion and again three years in a row of double-digit asset gathering rates, I don’t think you’ll see anybody in wealth management in the United States, anywhere near that number. In fact the next closest competitor would be about half.
The unique relationship with TD, I talked about earlier does give us some unique advantages, it also gives TD some unique advantages. It allows us to run this model that has significant free cash flow, and you’ll see a balance sheet that’s quite abnormal for a broker of our size, where all you’re going to see is margin loans, securitized lending which is really funding the margin loans and intangibles for the most part, everything else is based and we just run through as a true agency broker.
While we may not increase for awhile, we are well positioned for increasing interest rates. We recognized that it may take a few years. There is not much we can do about that when you have 50% of your revenue that’s interest sensitive, it is what it is. And we’ve kind of grown pretty aggressively over the last couple of years and adjusted our cash strategy. So we’ve managed to hold our earnings in much better than others, but to give you one indication of this if our net interest margins were what they were in 2008 on today’s balances, our earnings would be double what they are today, but that’s going to be always out from where you look at the world today.
And lastly, the strong cash generation and financial position, excellent financial position only one-time EBITDA and in terms of debt, we have significant debt capacity. We have lots of free cash on our balance sheet, it allows us to employ a more aggressive return of capital strategy and I’ll talk more about that in a second.
Just quickly on each of those, the business model, I’ve talked about being very much conflict free, multichannel, open architecture on the product. And there is clear signs of the trends in the market with respect to the growth of the Internet, particularly with the younger investors, the growth in active traders and self directed investors in particular. More and more people are trying to do themselves and we say you do what yourselves is not that we asked you just to do yourselves we give you lots of help. We cannot view with lots of people to help you along, to guide you along the way and we’ll then give you a recommendation if you so wish and so we run a very much of hybrid model, which you’ll have to do if you really want to be an asset together on the channel side.
And the — there is certainly people now what they have lost considerable wealth I think it’s an increased attention on saving for retirement in the United States and we’re very well positioned for that. And there has been a long and pronounced trend and a continuing trend in the United State as advisors, which come from big wirehouses.
Moving away from the big wirehouses and towards the independent model and we would be the number three player in the independent registered investment advisor business, which happens to be the fastest growth channel and all wealth management in United States. So again unique model, well aligned with the trends you see in the market and from the experience running a life insurance company and other things, I can tell you when you fight those trend, it’s a grinding thing to grow earnings. When you lineup with it you can do well, if you just match market share when you exceed market share, which we have been doing for the last three years you can do very well.
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TD Ameritrade Holding Corp.		Scotia Capital Financials
	AMTD	Summit	Sep. 7, 2011
Company▲	Ticker▲	Event Type▲	Date▲
That model translates into a pre-tax margins and return on capital or client assets, you can see there of 38% and 25% so far this year. That return on client assets is a net not a gross. Most wealth management firms in our space would be happy to get to that 25 basis points gross, never mind net. So we do quite well from a profitability perspective that is largely driven by our strategy and our focus on technology and everything we do. And so we are very efficient and have low unit cost, but also because of the relationship with GT it allows us to have low capital intensity, high returns and that drives the model that we run and a significant cash generation.
Market leadership in trading, you can see the trades per day and you can this market based on all analysis and research that we have done continues to grow. We’re at 393,000 trades per day so far in June, that number was 364 in July as you normally have a seasonality to the summer, which slows down. I will tell you we will announce our August trades next Monday, but we have already said to the Street that we have had four of the best five trading days we have ever had in our history in the month of August, including one-day at close 900,000 trades.
And our trades will go with intraday volatility and implied volatility as measured by the VECs [ph], so this is a type of market that we do quite well and our trading volumes have been quite robust through the month of August. Our trading platforms have been rated top of the class in the United States particularly in the option space. And it’s a pretty robust platform between your basic investors and traders, more sophisticated one that’s web base with Trade Architect, which is new and has taken off quite nicely. And the thinkorswim platform, which is the real super platform for people that really want to trade derivatives and that platform has worked quite well for us.
We have introduced futures and foreign exchange as I said earlier. We’ve the leading investor education offering in the market and in fact if you looked that in the Wall Streets journals recently in the month of September, while investors are trying to figure out what to do with this, we are running free investor education programs in the market and that usually works well for us in terms of acquiring new accounts and assets.
On the asset gathering side, you can see the trajectory here from 12 billion four years ago to somewhere between 24 billion and 38 billion. I will suggest that at both the trading side and on the asset gathering side, more the fundamentals that we manage on a regular basis, we will be at the high end of our range for the year. This is a big market, we were at 29 billion or a 11% asset gathering rate through three quarters and we tend to do well in these types of markets, where there is a lot of disturbance as the more traditional investment firms pull in and we tend to push. These are markets where our people increase their [indiscernible] marketing calls, we also increased our marketing efforts and we tend to go the office at lay of the herd [ph] and that tends to work very well for us. And so we’ve done that in August and we will continue so in September. As so we’ve had double digit growth rates here of 8 of the last 11 quarters and it’s going to be three of the last three years by the time we’re done this year.
The way to think about this is, we are an early stage asset gatherer, not a late stage. So while a lot of the other players have picked a lot of the low hanging fruit, we have lots of ideas, we have no shortage of things introduced to enhance our asset gathering capabilities and we’ll continue to do so.
The relationship with TD as I said allows us to sweep cash over and earn the economics and the rewards of deposit banking without the capital cost or the credit risks of the deposit banking. So right now, we would be earning about 170 basis points on what we call that the insured deposit account, which is where we sweep the bulk of or client cash every night. There is about $51 billion dollars of deposit there, so that’s a sizeable deposit base that shows up in TD’s numbers. Just to give you an indication, three years ago that would have been 15 billion and now it’s 51 billion. So that’s very attractive to us and something that we have leveraged to the maximum.
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TD Ameritrade Holding Corp.		Scotia Capital Financials
	AMTD	Summit	Sep. 7, 2011
Company▲	Ticker▲	Event Type▲	Date▲
We also from stock that [ph], the client cash that we do not sweep to that deposit account typically goes to money market funds, mutual funds, which are managed by TD Asset Management. We pay them 6 basis points to manage that and we take the rest of the management fee, which right now is not a lot in the United States today.
We have interesting cross-selling opportunities I heard Ed talk about this earlier today. We are originating new accounts and assets out of TD’s branch network of 1,300 branches in the United States, early days, but it is continuing to move along very well and in line with expectations and we’ll ramp that up again next year. And over the next calendar year, we will introduce our trading platform, which is the most robust platform for the U.S. market to TD Waterhouse here in Canada and then eventually in Europe. We will also begin to originate loans for TD in the United States.
So we’re pursuing a fair number of cross selling opportunities to leverage across both organizations where its interest. It’s a partnership that works well for both sides.
I talked about interest rates earlier. They’re not going to rise anytime soon based on curve forecast, but you can see here we’ve had significant growth 16% year-over-year in our interest sensitive assets and unlike most other people who may get a nice lift for the first 100 basis points, we will get a lift on the first 100 basis points in that $50 billion at the bottom because those are essentially checking deposit like products at which we invest in a synthetic bond letters for TD.
You can see here what’s happened with our spread base revenue despite the net interest margin pressures that we’ve had. You can see our spread base revenue was up 13% with balances growing 17% with some net interest margin compression. So we continue to fight through the impact of the low interest rate environment. You can see the cash generation and financial position here. The bar on the left is basically if you use regulatory minimums, as your bar. The second bar is our management target which is essentially double that. You can see that we have in excess of $800 million of excess liquid assets that we could deploy anytime for dividends, share buybacks, acquisitions or investment in the business. So that model we run actually kicks out a fair amount of cash.
In fact if you look at the last two years, we’ve essentially returned just over 90% of that free cash flow and earnings that we’ve generated. We’ve either deployed through M&A, the acquisition of thinkorswim or we repaid debt or we made, you see here significant share repurchases and dividends. So we have that upside in this market unlike a lot of our peers and we can be very aggressive on the share buybacks on weakness.
So in last earnings call, we talked about this being a difficult market environment and it is we expected the summer to be quite slow. Actually the office, it has happened in the month of August, so I think that’s an upside with respect to fourth quarter earnings. We have very much remained focused on building on our organic growth momentum, we’ve got very good momentum and continuing to build our long-term earning power.
The yield, or the net yield, the net interest margin on the insured deposit account, we would expect to contract a bit and compress a bit in the fourth quarter. There’s no question, I think the lower for longer increase or changes your outlook on our earnings power in the short-term. The other impact is if you look at the five to seven year LIBOR curve that also impacts us and during the quarter when everything was so volatile, that number was so volatile, we did stop extending temporarily and that will show up in the fourth quarter, but we will now resume that once things have stabilized a bit or relatively stabilized a bit.
And our return of capital strategy is to return 40% to 60% to our shareholders every year. That will be 20% through a dividend and the rest through share buyback and we will do more on opportunity. And so, like a lot of people that tend to buy high, we basically we accelerate our share repurchases as the share price weakens like you see today.
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TD Ameritrade Holding Corp.		Scotia Capital Financials
	AMTD	Summit	Sep. 7, 2011
Company▲	Ticker▲	Event Type▲	Date▲
So with that, I’ll close and just back to the same reasons we’ve done, I think it’s an organization that is a financial model, I’m very much focused on the online brokerage business. Its advantages and disadvantages of that, but in terms of our executing against our strategy and our key business fundamentals. We have done extremely well, but we are definitely exposed to interest rates so and that as for the stock recently. With that I will stop, and take questions.
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TD Ameritrade Holding Corp.		Scotia Capital Financials
	AMTD	Summit	Sep. 7, 2011
Company▲	Ticker▲	Event Type▲	Date▲
QUESTION AND ANSWER SECTION
<Q>: Any questions. Fred, I am wondering if you could just review the competitive landscape in the U.S. and maybe address any M&A potential, which I guess is a question you get all the time.
<A — Fredric J. Tomczyk>: The way you should look at the online brokering space in the United States, is you have is an industry that’s really down to five bigger players arguably three big ones, two smaller ones and then some very small ones that tend to be quasi institutional shops that happen to dabble on the retail side. And so the big ones obviously swap fidelity and TD Ameritrade, which is a big tree and depending which metric you use, either a one when come out on top, if you are using assets, you probably get Charles Schwab, or fidelity, if you are using trading volumes, you would get TD Ameritrade. The second part of that is Schwab and Fidelity have tenant historically Fidelity is typically been the 401k king and the IRA rollover king. They are very good at that very big at it. They are the top 401k platform in the United States.
Schwab was the first in this space. It tends to be much more focused on asset gathering, much more of a discount full service offer, very big in the institutional business, the independent registered investment advisor. They are the guerilla there. We are — so that’s where they are. If you go to the retail side, and you are looking at trading and people that are more self directed, you would look for TD Ameritrade.
The other players you would see with the ETrade and Scottrade is privately held and the founder and owner still runs that company, I think he is happy, he is having fun. So the obvious question then comes up what about ETrade and we have — but on the record that basically, we would do any transaction that make strategic and financial sense to us, but we still have not seen that to be obvious given some of their issues particularly with respect to their assets and the stock tends to trade as a takeover target with their we would call an intrinsic valuation on the assets which we’re really not interested in the assets, we would either sell them outright or TD would take them. But I would see TD only paying a reasonable price, not a optimistic price, but there are some significant issues in that asset pool.
Operator: Thank you. A question into that.
<Q>: Do you think you might offer online trading in local market? I know some of your competitors do for U.S. systems that use your product that they can buy online shares and online exchange [indiscernible] then hold respective cash balances in those currencies given the trends towards gold investing?
<A — Fredric J. Tomczyk>: We have not seen the demand for Americans wanting to trade on foreign markets to be quite honest, every time we have done the research and looked at it the demand is a lot less than one would think. So we haven’t seen the need to allocate our resources to that just yet. But we do see the opportunity vice versa, there is definitely interest by foreigners who want to trade on the U.S. market and in fact a substantial portion of TD Waterhouse Canada’s trade volume is U.S. bound and that’s why offering our platform to them rather than taking to the Canadian markets and doing a revenue share deal is our preferred strategy at this point. That’s not to say we don’t look at that regularly, but it’s not as simple as it appears on the surface, when we get into all the complexities of that. But we so far weather its ETFs mutual funds, or ADRs we’ve seen people are pretty they’ve been able to stratify their appetite generally speaking. If there was anywhere in interest that we see in our client base, it would be more to Canada for the financials and the resource stuff and that’s something we will look at.
<Q>: What would be the outlook in terms of volume on a structural basis and may be outlook on price?
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TD Ameritrade Holding Corp.		Scotia Capital Financials
	AMTD	Summit	Sep. 7, 2011
Company▲	Ticker▲	Event Type▲	Date▲
<A — Fredric J. Tomczyk>: The volumes, trading volumes, we tend to project that off of a that we call it activity rate as the number of trades per day divided by the number of funded accounts and we’ve always set a range, but you should expect that to be 6.5% to 7.5% and in the middle of 7% it tends to be the norm and we’ve been — when we are outside of those range as they tend to be at normal periods. So if you see an 8% that’s not sustainable, and if you see a 6% that’s not sustainable, so it does tend to move in that range and so that’s why growing funded accounts and organic growth become important because that’s how you grow your trading volumes. With respect to the second part of your question?
<Q>: Just on price in terms of origins?
<A — Fredric J. Tomczyk>: I think it’s been an industry historically that has have price compression that it’s very much been a growth segment and when people can’t get the growth they tend to look to price as the easy way out. The last set of price changes were 2.5 years ago, but that was more everybody moving to TD Ameritrade’s pricing proposition, which is one simple transparent price point with no per share charge. Everyone’s move to that model now, we are all within a couple of dollars of each other, we have not moved and respond to that and it has not impacted our organic growth in any material way.
And with interest rates where they are and the corresponding impact on revenues and profits for the whole industry, I’d like to thank that no one is interested in price cuts right now in fact the last time we went through a cycle like this people came up with different ways to increase the prices of the product but I’ll believe that when I see it... [Ending Abruptly]
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